United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 25, 2013

Commission File Number 1-12803
URSTADT BIDDLE PROPERTIES INC.
(Exact name of registrant as specified in its charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.
On April 25, 2013, Urstadt Biddle Properties Inc. (the "Company") called for redemption all issued and outstanding shares of its 8.50% Series C Senior Cumulative Preferred Stock (the "Series C Preferred Stock") on May 29, 2013 (the "Redemption Date").  The redemption price will be $100 per share, plus $.6847222 per share, the amount equal to all dividends accrued and unpaid thereon from May 1, 2013 through the Redemption Date.  The Company previously declared a regular quarterly dividend on the Series C Preferred Stock of $2.125 per share payable on April 30, 2013 to stockholders of record on April 19, 2013.  The Series C Preferred Stock is in book-entry form; the notice of redemption was mailed to the record holder of the Series C Preferred Stock on April 25, 2013.
A copy of the press release announcing the redemption is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01                          Financial Statements and Exhibits.
(a)            Not applicable
(b)            Not applicable
(c)            Not applicable
(d)	Exhibits
Exhibit 99.1	Press Release of Urstadt Biddle Properties Inc. dated April 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 25, 2013	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press Release of Urstadt Biddle Properties Inc. dated April 25, 2013.